Exhibit 99.2

Master Agreement

THIS MASTER AGREEMENT (hereinafter the “Agreement”), dated the 12th  day of April, 2012 (the "Effective Date"), is executed by and among R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company (“R&S”), Dionisio Produce & Farms, LLC, a Colorado limited liability company (“DPF”) and Russell L. Dionisio (“Dionisio”) on the one hand and hereinafter referred to collectively as “Seller” and Two Rivers Farms, LLC, a Colorado limited liability company (hereinafter “Buyer” or “TRF”), a wholly- owned entity of Two Rivers Water Company, a Colorado corporation (“TRWC”), on the other hand.

Seller and Buyer are individually referred to hereinafter as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, R&S is the owner of five (5) parcels of farmland with attached improvements in Pueblo County, Colorado (hereinafter “Land”) currently subject to First National Bank of Pueblo’s (“Bank”) senior Deeds of Trust (“Senior Deeds of Trust”) on the Land which shall be released in full upon closing of the Transaction contemplated herein;

WHEREAS, R&S is the owner of four (4) additional parcels of property (“Leased Premises”) more specifically described below which shall be leased by Buyer from Seller pursuant to the terms and conditions contained herein;

WHEREAS, R&S is also the owner of water rights associated with said Land and Leased Premises, such water rights represented as share certificates in the Bessemer Ditch Company (hereinafter “Water Rights”);

WHEREAS, R&S owns a warehouse, loading dock, covered dock, refrigerated area and office space situated on the Leased Premises (hereinafter collectively “Warehouse”);

WHEREAS, R&S owns one (1) home situated on the Land (hereinafter “Home”), which is occupied by tenants subject to a lease (“Lease”);

WHEREAS, Dionisio is the sole manager and member of DPF and R&S;

WHEREAS, Buyer desires to purchase the name “Dionisio Produce & Farms”, the Land, Water Rights, Farming Equipment and Produce Contracts as those terms are defined herein, and further desires to lease the farmable acreage of the Leased Premises from Seller upon the terms and conditions set forth in this Agreement (the totality of which is referred to herein as the “Transaction”);

 WHEREAS, upon Closing of the Transaction, TRF shall engage Dionisio as an employee to perform services in connection with the farming operations on the Land and Leased Premises; and

WHEREAS, the Parties hereto agree that Buyer shall be entitled to a one hundred ten (110) day due diligence period as set forth below.

Agreement

In consideration of the foregoing Recitals which are incorporated herein by this reference, the covenants contained herein and the consideration outlined below, the Parties agree as follows:

I. Due Diligence Period.

A.
From and after the Effective Date, Buyer shall be afforded one hundred ten (110) days to determine whether Buyer shall proceed to close the Transaction on or prior to July 31, 2012.  Not later than July 20, 2012, Buyer shall give Seller written notice of whether Buyer intends to close the Transaction.  During this due diligence/inspection period the Buyer and/or Buyer’s agent(s) shall be entitled to inspect and be satisfied with all aspects of DPF, R&S, the Land, the Leased Premises, the Water Rights, the Produce Contracts, the Warehouse and the Home.  During the due diligence/inspection period, Seller shall cooperate in a commercially reasonable manner with Buyer’s inspection.

B.
Phase I Environmental Study.  Buyer may, at Buyer’s expense, perform a Phase I Environmental Study as part of Buyer’s due diligence.  Buyer may terminate this Agreement based upon the results of the study, the right to terminate being in the sole and subjective discretion of the Buyer.  If Buyer elects to terminate this Agreement due to the results of the Phase I Environmental study, Buyer shall provide written notice of the termination to Seller no later than two (2) weeks after Buyer’s receipt of the study.  In the event Buyer terminates this Agreement, the termination shall be effective as of the date written notice is mailed to Seller, not upon the date of receipt of such written notice.

C.
Buyer shall be under no obligation to complete the Transaction after or during the due diligence period.  If at any point during the due diligence period, Buyer determines, in Buyer’s sole discretion, that the Transaction is not in Buyer’s best interests for whatever reason, Buyer may terminate this Agreement upon written notice to Seller.  In the event Buyer terminates this Agreement, the termination shall be effective as of the date written notice is mailed to Seller, not upon the date of receipt of such written notice.

D.	Closing. If Buyer elects to proceed with the Transaction, the Parties shall mutually agree upon a time and place for closing (“Closing”).

E.
Expense List.  Upon the Effective Date, Seller shall provide to Buyer a specific accounting of the expenses Seller has incurred in support of the 2012 crop season from inception of the season to the Effective Date (“Expense List”).  Such expenses represent all farm input expenses including, without limitation, fertilizer and seed costs, labor costs (specifically excluding Dionisio’s salary), feed and fuel costs and the like (hereinafter collectively “Expenses”).   Upon Closing, if any, Buyer shall reimburse Seller for the aggregate amount of Expenses contained on the Expense List.  If Buyer timely terminates this Agreement, Buyer shall have no obligation to reimburse Seller for the Expense List.

F.
Invoices. Following the Effective Date, Seller shall submit to Buyer, Seller’s business invoices, as such invoices come due for payment (“Invoices”).  Said Invoices represent Seller’s farm input Expenses incurred after the Effective Date.  Buyer shall timely pay said Invoices directly to the supplier and/or creditor.  Buyer agrees to pay a maximum of $400,000.00 in Invoices as part of this Transaction.  Buyer’s payment of the Invoices shall be in Buyer’s sole and subjective discretion.

G.
Deed of Trust and Security Agreement.  Seller hereby grants to Buyer, a senior security interest in and to Seller’s 2012 crop revenue (gross revenue from crops currently being planted) on the Land and the Leased Premises (“Crops”) as security for repayment of Buyer’s “Secured Payments” in the event Buyer timely terminates this Agreement.  Secured Payments are defined as follows:  The aggregate sum of Invoices paid on Seller’s behalf, not to exceed $400,000.00, plus the sum of all amounts paid to Dionisio representing his salary in addition to employment costs as set forth below in Section V. A., at the time of termination of this Agreement.  Amounts incurred by Seller as a result of Dionisio’s employment with TRF shall also be included in the Secured Payments calculations.  The Secured Payments shall accrue interest at the rate of 6% per annum.  More specifically, if Buyer timely terminates this Agreement on or before the expiration of the due diligence period, Buyer shall be entitled to reimbursement of Buyer’s Secured Payments plus interest at the rate of six percent (6%) per annum upon the sale of the Crops.   Attached hereto and incorporated by reference herein as Exhibit A is the Deed of Trust granted by Seller in favor of Buyer which encumbers the Land and the Leased Premises (“Junior Deed of Trust”).  The Junior Deed of Trust also constitutes Buyer’s security agreement in Seller’s Crops.  If Closing occurs, the Crops shall become the unencumbered property of Buyer and Seller shall not be obligated to reimburse Buyer for the Secured Payments.  In the event Buyer terminates this Agreement on or before expiration of the due diligence period, Buyer’s right to Seller’s Crop revenue, shall be exercised.  If the proceeds from Seller’s Crop revenue are insufficient to satisfy the amounts due and owing to Buyer, Buyer may exercise any and all remedies at law or in equity available to Buyer by virtue of the Junior Deed of Trust, including without limitation, a public trustee foreclosure.  If Buyer and Seller proceed with Closing the Transaction, the Junior Deed of Trust shall be released by Buyer.  The Junior Deed of Trust shall be recorded in the records of the Pueblo County Clerk and Recorder.

H.
Lien Subordination Agreement.  The Bank, by execution of the Lien Subordination Agreement attached hereto and incorporated by reference herein as Exhibit B, hereby agrees to subordinate the Bank’s lien on Seller’s Crops as of the Effective Date to that of Buyer.  Therefore, the Bank’s security interest in the Crops shall be junior to Buyer’s security interest.  The Lien Subordination Agreement shall be recorded in the records of the Pueblo County Clerk and Recorder’s office.  In the Lien Subordination Agreement the Bank shall warrant that the execution and recordation of the Junior Deed of Trust and Lien Subordination Agreement shall not constitute a default and/or violation of the Bank’s Senior Deeds of Trust despite the express language to the contrary in the Bank’s Senior Deeds of Trust.

I.	Seller shall execute the necessary documents to perfect Buyer’s security interest in Seller’s Crop revenue, including without limitation, a UCC financing statement.

J.
Buyer may inspect the share certificates representing ownership of the Water Rights during the due diligence period.  If Buyer finds any condition of said shares to be unsatisfactory, Buyer may terminate this Agreement and the termination shall be effective as of the date written notice is mailed to Seller, not upon the date of receipt of such written notice.

K.
Contingency.  Seller understands and acknowledges that this Agreement is expressly contingent upon Buyer’s ability to obtain favorable financing from the Bank in order for Buyer to proceed with the Transaction.   The decision of whether the terms of such financing are favorable is in the sole and subjective discretion of Buyer.   If Buyer cannot obtain favorable financing, Buyer shall notify Seller of Buyer’s intent to terminate this Agreement and the termination shall be effective as of the date written notice is mailed to Seller, not upon the date of receipt of such written notice.

II.           Purchase of Real Property and Personal Property.

A.	Real Property.

1.
Buyer shall purchase the Land from Seller by execution of the contracts for the purchase of real estate attached hereto and incorporated by reference herein as Exhibits C1 and C2.  Each and every term and provision contained in the attached real estate contracts is incorporated into this Agreement as though fully set forth herein.  If there is conflicting language between Exhibits C1 and C2 and this Agreement, the terms of this Agreement shall prevail.

2.
The Land consists of 146.4 farmable acres and is made up of the following five (5) parcel numbers: 1310000012, 1310000013, 1310000005, 1302000038, 1302000037.  The Land is more specifically described on the corresponding Exhibits C1 and C2.  Buyer’s purchase of the Land includes, without limitation all the improvements, structures, irrigation systems, and wells located and/or affixed to the Land.

3.
R&S warrants that it has marketable title to the Land and the Land is free of all liens and encumbrances, except the Bank’s two (2) Senior Deeds of Trust.  Seller shall provide, at Seller’s expense, a title commitment insuring Buyer’s interest in title to said Land pursuant to the terms and conditions of the attached Exhibits C1 and C2.  Seller warrants that the Bank’s Senior Deeds of Trust shall be paid in full at closing and released. Seller further warrants that any and all encumbrances against the Land and the Leased Premises shall be paid in full with the proceeds from the purchase price from this Transaction.

4.	Leased Premises. TRF shall also lease the Leased Premises (4 parcels) from R&S upon the following terms and conditions:

a.
Farmable Acreage.  The Leased Premises consists of the farmable acreage on the following parcels: Parcel # 1303000019, Parcel # 1303000012, Parcel #131000023, and Parcel #1310000031 with the applicable water rights associated with said parcels.  Buyer shall lease the Leased Premises (82.3 farmable acres) for $150 per irrigated acre per year, payable in monthly installments. Buyer shall also be responsible for the applicable well fees and ditch assessments on the Leased Premises.  The initial lease term shall be fifteen (15) years.  Buyer’s payments made in connection with the Leased Premises shall be in addition to the Purchase Price below. Buyer’s lease of the farmable acreage is represented in the attached Exhibit D1, which is incorporated by reference herein.

b.
Warehouse. Buyer shall also lease from Seller, the Warehouse situated on Parcel # 1303000019 upon the terms and conditions set forth in the attached Commercial Lease which is incorporated by reference herein as Exhibit D2.  If Seller has any tenants occupying residences on the Leased Premises, Seller agrees that Buyer shall not be liable to said Tenants for any claims, actions, inactions, negligence, or willful misconduct of Seller and Seller shall retain all liability to the Tenants for claims, actions, inactions, negligence or willful misconduct.

c.
Right of First Refusal.  If Seller intends to sell any part of the Leased Premises and/or the water rights accompanying the parcels comprising the Leased Premises, and/or the Warehouse (collectively herein the “Property Offered for Sale”) to a bona fide, independent third party, Seller shall notify Buyer in writing of Seller’s intent to sell the Property Offered for Sale and the price and other terms upon which the third party has agreed to purchase the Property Offered for Sale ("Seller’s Notice"), and Seller agrees to provide Buyer with the first right of refusal to purchase the Property Offered for Sale from Seller at the price and upon the terms set forth in Seller’s Notice.  Buyer shall have sixty (60) days from the date of Seller’s Notice within which to make a binding election to purchase the Property Offered for Sale at the price and upon the terms specified in Seller's Notice.  If Buyer commits to purchase the Property Offered for Sale, Buyer will be required to close on the purchase within ninety (90) days of Buyer’s acceptance of Seller’s Notice or on the date specified in Seller’s Notice, whichever is later.  If Buyer fails, within the time period set forth above, to notify Seller of Buyer's binding agreement to purchase Property Offered for Sale at the price and upon the terms set forth in Seller’s Notice, then Seller shall be free to sell the Property Offered for Sale to that third party.

B.
Personal Property.  Attached as Exhibit E is a list of farming equipment “Farming Equipment”) Buyer shall purchase from Seller at Closing.  Seller shall execute the necessary documentation to transfer all of Seller’s right, title and interest in and to the equipment to Buyer effective as of the Closing date.  If the Farming Equipment is financed by Seller, Buyer shall assume the subject loan upon the particular lender’s approval.

C.
Name.  Buyer shall purchase the tradename “Dionisio Produce & Farms” as part of the Transaction.  Seller shall execute the documentation necessary to transfer all of Seller’s right, title and interest in and to “Dionisio Produce & Farms” to Buyer with the Colorado Secretary of State and any Federal Registry.  Seller may not utilize the tradename “Dionisio Produce & Farms” and shall inform Buyer of any unauthorized use of the name known to Seller.

III.           Purchase of Water Rights.  R&S shall sell to Buyer all of R&S’s right, title and interest in and to the Water Rights associated with the Land which are represented by share certificates in the Bessemer Ditch Company (hereinafter “Bessemer”).  More specifically, ownership of the above-referenced Land purchased by Buyer comes with ownership of 147 shares in the Bessemer which shall be transferred to Buyer at Closing, in the form and manner customary for the transfer of Bessemer shares.  Seller agrees to cooperate and execute all necessary documentation for the transfer of said shares upon Closing or within three (3) days following Closing.   Seller represents and warrants that the 147 Bessemer share certificates are unencumbered except by the Bank’s current Senior Deeds of Trust which shall be released upon Closing.

IV.           Purchase of Produce Contracts.  Buyer shall also purchase from Seller, all of Buyer’s right, title and interest in and to all of DPF’s and/or R&S’s contracts for the sale of Seller’s Crops (“Produce Contracts”).  As part of Buyer’s due diligence, Seller shall provide Buyer with all agreements and contracts, whether written or oral, Buyer has with any purchaser, past or present, of Seller’s Crops, including without limitation Cargill Farms and Taylor Farms.  Seller shall cooperate in good faith with Buyer’s assumption and purchase of the Produce Contracts.

V.           Employment Agreement.

A.
Terms.  At Closing, Dionisio shall execute an Employment Agreement with TRF whereby TRF shall engage Dionisio as an employee to provide farming services, input, advice and counsel on the various endeavors of TRF in its farming operations on the Land and Leased Premises for a period of two (2) years commencing May 1, 2012 and terminating on May 1, 2014.  Either party may exercise the option to extend the duration of Dionisio’s employment for an additional three (3) years upon written notice no later than February 1, 2014.  TRF shall pay Dionisio $12,500 per month in compensation with an additional $400 per month toward Dionisio’s health insurance expenses.  Furthermore, Buyer anticipates awarding Dionisio with Restricted Stock Units (“RSUs”) in TRWC over the course of his employment based upon performance.

B.
Covenant Not-to-Compete. Dionisio specifically acknowledges that the Employment Agreement includes a covenant not-to-compete in favor of TRF and TRWC.  Dionisio warrants and acknowledges that the terms of the covenant are reasonable in duration and scope and are a material inducement to Buyer’s agreement to purchase the Land and Water Rights.

VI.           Purchase Price.   In addition to amounts paid by Buyer representing reimbursement for Seller’s 2012 Crop Expenses incurred prior to the Effective Date as set forth above, Buyer shall pay to Seller, the purchase price of Three Million Dollars ($3,000,000.00) allocated as follows:

A.	The Farming Equipment, Produce Contracts and DPF’s name shall be purchased for $1,500,000.00; and

B.	Buyer shall purchase the Land and the improvements, structures, irrigation systems, and wells located and/or affixed to the Land and the share certificates in the Bessemer for $1,500,000.00.

C.
Upon Closing, if any, Buyer shall also reimburse Seller for the Expenses set forth on the Expense List above and upon verification of the authenticity of same and the Crops shall become the sole and absolute property of Buyer.

D.
Seller shall pay in full all outstanding loans owed to the Bank so that the Bank shall be obligated to release the Senior Deeds of Trust and any and all encumbrances recorded against the Land and the Leased Premises.

E.	Seller shall also pay in full the loans and or any amounts due and owing to Dionisio’s father and uncle pursuant to oral or written agreements preexisting this Agreement.

VII.           Indemnification.

A.	Indemnification by Seller. Seller agrees to indemnify and hold harmless Buyer and Buyer's heirs, successors and assigns from and against:

1.
all losses, damages, liabilities, deficiencies or obligations incurred by Buyer or any such other indemnified person resulting from or arising out of (i) any breach of any representation or warranty made by Seller in this Agreement, (ii) any breach of any covenant, agreement or obligation of Seller contained in this Agreement, or (iii) any act or omission of Buyer with respect to the transactions contemplated herein and in the attached Exhibits, which acts, omissions, events or circumstances occur at or after Closing, without regard to whether a claim with respect to such matter is asserted before or after Closing; and all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

B.	Indemnification by Buyer. Buyer agrees to indemnify and hold harmless Seller and Seller’s heirs, successors and assigns from and against:

1.
all losses, damages, liabilities, deficiencies or obligations incurred by Seller or by any such other indemnified person resulting from or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement, (ii) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement, or (iii) any act or omission of Buyer with respect to the transactions contemplated herein and in the attached Exhibits, which acts, omissions, events or circumstances occur at or after Closing, without regard to whether a claim with respect to such matter is asserted before or after Closing; and all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

VIII.           Miscellaneous.

A.	Assignment of Agreement. This Agreement shall be assignable by Buyer without Seller’s prior written consent. This Agreement is not assignable by Seller without Buyer’s prior written consent.

B.
Broker.  Seller and Buyer each represent and warrant to each other that no broker has been retained or dealt with by either of them in connection with the transaction contemplated by this Agreement, including Garald L. Barber who is acting as a principal of Buyer, and each agrees to hold the other harmless from, and indemnify the other against, any claim or demand for commission by any broker based on their respective acts.  Barber hereby discloses that he is a license real estate broker in the State of Colorado.

C.
Notices and Other Deliveries. Any notice or other documents or materials required or permitted to be delivered in connection with this Agreement shall be deemed properly delivered upon receipt by the Party to whom the same are to be delivered, as follows:

If to Seller, to:	Dionisio Produce & Farms LLC, R & S
Dionisio Real Estate and Equipment, LLC and Russell L. Dionisio
38810 Hwy 50 East
Vineland, CO 81006

                 If to Buyer, to                                                      Two Rivers Water Company

                                                           Attn:  John R. McKowen

                                                           2000 S. Colorado Boulevard Annex Ste 420

                                                           Denver, Colorado  80222

                 with a copy to:                                                      Lyndsay S. Ressler

Howard & Jensen LLC

30 E. Kiowa St., Suite 104

Colorado Springs, CO 80903

Email: lressler@howardandjensen.com

And if to the Bank:                                           First National Bank of Pueblo
John Thompson, Executive Vice-President
1419 Hwy 50 West
Pueblo, CO  81008

Either Party may, by notice properly delivered, change the person or address to which future notices and deliveries to that Party shall be made.

D.
Seller acknowledges that Buyer is entering into the Transaction with the objective of owning the Land with all appurtenances thereto, the Water Rights and the Equipment.  Buyer may terminate the Transaction if Seller is unable to transfer all of Seller’s right, title and interest in and to each element of the Transaction free and clear of any encumbrances.

E.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

F.	Headings. The article and section headings in this Agreement are for convenience only, and shall not be used in its interpretation or considered part of this Agreement.

G.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

H.
Term of Agreement.  This Agreement shall commence on the date of its execution and this Agreement and all covenants contained herein continue in full force and effect until such time as all obligations of the Parties to each other hereunder have been fulfilled.

I.
Effect of Agreement.  All negotiations relative to the matters contemplated by this Agreement are merged herein and there are no other understandings or agreements relating to the matters and things herein set forth other than those incorporated in this Agreement.  This instrument and the attached Exhibits, as may be amended, set forth the entire agreement between the Parties.  No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the Party to be charged with such amendment, revocation or waiver.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective personal representatives, heirs, successors and assigns.

J.
Survival of Representations and Warranties.  All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in consideration of the transactions contemplated hereby shall survive Closing of the Transaction.

K.
Severability.  If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future laws, then it is the intention of the Parties that the remainder of this Agreement shall not be affected, and that in lieu of any such clause or provision there be added as a part hereof a substitute clause or provision as similar in terms and effect to such illegal, invalid or unenforceable clause or provision as may be possible.

L.	Timing. Time is of the essence of this Agreement.

M.
Future Assurances.  From and after Closing, the Parties agree to execute and deliver such other and further documents and agreements as may be requested by a Party to more fully implement and document the intent of the Parties as set forth in this Agreement.

N.
Costs.  In any action to enforce this Agreement, or to collect damages on account of any breach of warranty or indemnity provided for herein, the prevailing Party shall also be entitled to collect all its costs in such action, including costs of investigation, settlement, reasonable attorneys' fees and all additional costs of collecting any judgment rendered in such action.

O.
Counsel.  Both Parties have retained independent legal counsel to render advice as to the terms and conditions herein and the obligations of each Party.  This Agreement shall not be construed as being drafted by either of the Parties but rather it being a collective collaboration of the Parties’ intent.

This Agreement is executed as of the date first written above.

SELLER:

R & S Dionisio Real Estate and Equipment, LLC, a Colorado limited liability company

__/s/ Russell L Dionisio   April 12, 2012_____
By:  Russell L. Dionisio
Title:  Majority Member

Dionisio Produce & Farms, LLC a Colorado limited liability company

/s/ Russell L Dionisio  April 12, 2012________
By:  Russell L Dionisio
Title:  Majority Member

Russell L. Dionisio
____________________________________
Print:

BUYER:

Two Rivers Farms, LLC, a Colorado limited liability company
/s/ Wayne Harding  April 12, 2012
By:  Wayne Harding
Its:  Manager

TRWC, INC., a Colorado corporation d/b/a
Two Rivers Water Company

/s/ Wayne Harding   April 14, 2012
By:  Wayne Harding
Its:  CFO